UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2007 (January 31, 2007)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2007 the Corporation and The Bank of Nova Scotia, Bank of America, N.A., KeyBank, National Association, JPMorgan Chase Bank, N.A., Webster Bank National Association and Citibank, N.A. (collectively the “Banks”) executed Amendment No. 1 (the “Amendment”) to the Revolving Credit Agreement by and among Kaman Corporation (the “Corporation”), the Banks, and The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks, dated as of August 5, 2005 (the “Credit Agreement” and together with Amendment No. 1, the “Amended Credit Agreement”) for the primary purpose of adding a provision permitting the Corporation from time to time to increase the aggregate amount of the credit facility by up to a total of $50 million with additional commitments from the Banks, as they may agree, or new commitments from financial institutions acceptable to the Co-Administrative Agents and the Corporation in their reasonable discretion for a total potential aggregate commitment of $250 million.

Please refer to Exhibit 1 which contains the full text of the Amendment to the Credit Agreement. The Amendment is effective January 31, 2007.

Also, effective January 31, 2007, the Corporation and the Banks effected an increase of $50 million in the aggregate commitment of the Banks in accordance with the terms of the Credit Agreement to $200 million.

The Corporation maintains a variety of relationships with the lenders that are parties to the Amended Credit Agreement, including comprehensive banking services that involve the majority of the Corporation’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs, corporate purchase card services, and master trust and investment advisory services for a portion of the Kaman Corporation Employees’ Pension Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 1
Amendment No. 1 dated January 31, 2007 to the Credit Agreement dated August 5, 2005 by and among Kaman Corporation, the Banks listed therein, and The Bank of Nova Scotia and Bank of America, N.A. as the Co-Administrative Agents for the Banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: January 31, 2007

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 1
Amendment No. 1 dated January 31, 2007 to the Credit Agreement dated August 5, 2005 by and among Kaman Corporation, the Banks listed therein, and The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks.
Attached